DRAFT 6-21-07

CLEARSKYSM

STATE FILING SERVICES AGREEMENT

This AGREEMENT, dated as of this __ day of _______________________, 200__, is by and between Sparx Asia Funds (the "Company"), and PFPC Inc. ("PFPC").

BACKGROUND:

A.    The Company wishes to retain PFPC to provide "blue sky" registration services for the investment portfolios (and the classes thereof) listed on Schedule A (each a "Portfolio"), as such Schedule A may be amended from time to time by the parties, and PFPC wishes to furnish such services.

B.    The Portfolios are investment portfolios of one or more investment companies (individually and collectively, the "Fund").

C.    This Background section and the Schedules attached to this Agreement are hereby incorporated by reference and made a part of this Agreement.

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:

1.    Appointment. The Company hereby appoints PFPC to provide blue sky filing services for the Portfolios (and classes thereof) for the period and on the terms set forth in this Agreement. In connection with the foregoing, the Company hereby grants PFPC a limited power of attorney on behalf of the Fund and Portfolios to sign all blue sky filings and other related documents to effect the purpose of this Agreement. PFPC accepts such appointment.

2.    Delivery of Documents. The Company has or will, as appropriate, timely furnish PFPC with copies of each of the following:

(a)    A listing of all jurisdictions in which each Portfolio (and class thereof) is lawfully available for sale as of the date of this Agreement and in which the Company desires PFPC to effect a blue sky filing;

(b)    The Fund's most recent Post-Effective Amendments with respect to each Portfolio under the Securities Act of 1933 and under the Investment Company Act of 1940 as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

(c)    Upon PFPC's request, each Portfolio's most recent prospectus and statement of additional information and all amendments and supplements thereto (a "Prospectus"); and

(d)    All Notices of Special Meetings of Shareholders and related Proxy materials which propose the merger, reorganization or liquidation of a Portfolio.

The Company will furnish PFPC from time to time with copies of all amendments of or supplements to the foregoing, if any.

3.    Services and Duties. Subject to the supervision and control of the Company, PFPC will:

(a)    Effect and maintain, as the case may be, the qualification of shares of the respective Portfolios for sale under the securities laws of the jurisdictions indicated for each Portfolio on Schedule A, as it may be amended from time to time; and

(b)    File with each appropriate jurisdiction the applicable materials relating to the Portfolios (or classes thereof) by the applicable filing deadline; provided however, that the Company timely provides PFPC in advance of such filings with (i) the requisite number of copies of each document (i.e. definitive prospectuses) requested by PFPC (to the extent such documents are required to effect the relevant filing) and (ii) filing fees (as described in more detail below); and

(c)    Convey to the Company any comments received from the regulatory authorities with respect to such filings and, if desired by the Company, responding to such comments in such manner as authorized by the Company.

Subject to payment to PFPC in advance, PFPC will remit to the respective jurisdictions the requisite filing fees for the shares of the relevant Portfolio(s) (or classes thereof), and any fees for qualifying or continuing the qualification of any Portfolios(s) (or classes thereof). The Company will, from time to time as specifically agreed between the parties, facilitate a wire transfer of funds to PFPC for the payment of the aforementioned filings fees promptly upon request by PFPC. PFPC will request the funds necessary for the payment of the filing fees in advance of the date the fees become due. The Company acknowledges that PFPC may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

In performing its duties under this Agreement, PFPC will act in accordance with the reasonable instructions and directions of the Company. Similarly, the Company will reasonably cooperate with PFPC to enable PFPC to perform its duties under this Agreement.

4.    Compensation. The Company will compensate PFPC for the performance of its duties hereunder in accordance with the fees and charges set forth on Schedule B.

The Company agrees to pay all fees to PFPC within thirty (30) days following its receipt of the respective invoice.

5.    Limitations of Liability and Indemnification. PFPC shall not be responsible for and the Company shall indemnify, defend and hold PFPC harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against PFPC or for which PFPC may be held to be liable (a "Claim") arising out of or attributable to any of the following: (a) any actions of PFPC taken or omitted in connection with this Agreement except to the extent such Claim resulted from a grossly negligent act or omission to act or willful misconduct by PFPC in the performance of its duties hereunder; (b) PFPC's reasonable reliance upon, or reasonable use of, information, data, records and documents received by PFPC from the Company; (c) any instructions or requests from the Company upon which PFPC chooses, in its discretion, to act; (d) the Company's refusal or failure to comply with the terms of this Agreement, or (e) any Claim that relates to the Company's negligence or misconduct or the breach of any representation or warranty of the Company made herein. Without in any way limiting the foregoing, PFPC shall have no liability for failing to file on a timely basis any material to be provided by the Company that PFPC has not received on a timely basis from the Company. PFPC shall have no responsibility to review the accuracy or adequacy of materials it receives from the Company for filing.

Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit or commencement of arbitration proceedings alleging such cause of action.

Each party shall have the duty to mitigate damages for which the other party may become responsible.

PFPC'S LIABILITY TO THE COMPANY AND ANY PERSON OR ENTITY CLAIMING THROUGH THE COMPANY FOR ANY LOSS, CLAIM, SUIT, CONTROVERSY, BREACH OR DAMAGE OF ANY NATURE WHATSOEVER (INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT) AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY ("LOSS") SHALL NOT EXCEED THE FEES RECEIVED BY PFPC FOR SERVICES PROVIDED HEREUNDER DURING THE TWELVE (12) MONTHS IMMEDIATELY PRIOR TO THE DATE OF SUCH LOSS.

In no event shall either party be liable hereunder for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the party.

Without limiting the generality of the foregoing or any other provisions of this Agreement, PFPC shall not be liable for delays or failures to perform any of the services or errors or loss of data occurring by reason of circumstances beyond its control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, terrorist acts, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of telecommunications services caused by any of the above, or laws or regulations imposed after the date of this Agreement.

The Company agrees and acknowledges that PFPC has not prior to the date hereof assumed, and will not assume, any obligations or liabilities arising out of the conduct of the Company or the Fund prior to the date hereof. The Company further agrees to indemnify, defend and hold PFPC harmless against any losses, claims, damages or liabilities to which PFPC may become subject in connection with the conduct by the Company or the Fund of such duties prior to the date hereof.

6.   Representations and Warranties.
Each party represents and warrants that: (a) its execution, delivery and performance of this Agreement: (i) have been authorized by all necessary corporate action, (ii) do not violate the terms of any law, regulation, or court order to which such party is subject or the terms of any material agreement to which the party or any of its assets may be subject and (iii) are not subject to the consent or approval of any third party; (b) this Agreement is the valid and binding obligation of the representing party, enforceable against such party in accordance with its terms; and (c) such party is not subject to any pending or threatened litigation or governmental action which could interfere with such party's performance of its obligations hereunder.

The Company represents and warrants that, to the best of its knowledge, as of the date first set forth above each Portfolio (and class thereof) is lawfully eligible for sale in each jurisdiction indicated for such Portfolio (and class thereof) on the list furnished to PFPC pursuant to Paragraph 2(a) of this Agreement.

THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PFPC DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE COMPANY OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. PFPC DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

7.    Service to Other Investment Companies or Accounts. The Company understands that the persons employed by PFPC to assist in the performance of PFPC's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of PFPC or any affiliate of PFPC to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8.    Notices. Any notice or other instrument or materials authorized or required by this Agreement to be given in writing to the Company or to PFPC shall be sufficiently given if addressed to such party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Company:
     Sparx Asia Funds
     c/o Sparx Investment & Research, USA, Inc.
     360 Madison Avenue
     New York, New York 10017
     Attention: Secretary

To PFPC:
     PFPC
     529 Main Street
     Schrafft Center Annex
     Boston, MA 02129
     Attention: Kevin L. Caravella

9.    Files. As between PFPC and the Company, all files maintained by PFPC with respect to the Fund shall be the property of the Company and shall be returned to the Company at the termination of this Agreement or as mutually agreeable to PFPC and the Company.

10.    Duration and Termination. This Agreement shall continue hereafter until terminated by the Company or PFPC on 60 days' written notice to the other party; provided, however, that Sections 5, 7, 10, 12, 13 and 15 shall survive.

In the event a termination, PFPC will reasonably cooperate with the Company; provided that, the Company shall promptly pay PFPC for all expenses associated with movement of records and materials and conversion thereof to a successor service provider.

11.    Amendment to this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

12.    Governing Law. The laws of the state of Delaware, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this Agreement.

13.    Confidentiality. Subject to the terms of this Section, each party agrees to maintain all information about the other party that it acquires pursuant to this Agreement in confidence. The obligations of confidentiality in this Section shall not apply to any information that: (i) is already known to the receiving party at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency, law, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (vi) is included on a required basis in any filing made with a federal or state agency or authority in the course of rendering services; (vii) is relevant to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party; or (viii) has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

Each party agrees that if there is a breach or threatened breach of the provisions of this Section, the other party will not have an adequate remedy in money or damages and accordingly will be entitled to injunctive relief and/or specific performance; provided, however, no specification in this Section of any particular remedy shall be construed as a waiver or prohibition of any other remedies in the event of a breach or threatened breach of this Section.

14.    Non-Solicitation. The Company shall not, with the exceptions noted below, knowingly solicit or recruit for employment or hire any of PFPC's employees. To "knowingly" solicit, recruit, or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of PFPC employees who are identified solely as a result of their response to a general advertisement by the Company in a publication of trade or industry interest or other similar general solicitation.

15.    Miscellaneous.

(a)    Entire Agreement. This Agreement (including all schedules) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed (by countersigning or otherwise) by each party.

(b)    Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

(b)    Successors/Assigns. This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that PFPC may, in its sole discretion, assign all its right, title and interest in, and delegate its obligations under, this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. PFPC may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by PFPC.

(c)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

(d)    Captions. The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(e)    Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(f)    No Third Party Rights. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

(g)    Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(h)    Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date and year first above written.

SPARX ASIA FUNDS

By: _____________________________
Name: _____________________________
Title: ____________________________

PFPC INC.

By: _____________________________
Name: _____________________________
Title: ____________________________

CLEARSKYSM
STATE FILING SERVICES AGREEMENT

SCHEDULE A
LIST OF PORTFOLIOS, CLASSES AND JURISDICTIONS

Sparx Japan Smaller Companies Fund
Sparx Asia Pacific Opportunities Fund
Sparx Asia Pacific Equity Income Fund

CLEARSKY
STATE FILING SERVICES AGREEMENT

SCHEDULE B

FEES

THIS EXHIBIT B, dated _________, 2007, is Exhibit B to that certain Clear Sky State Filing Services Agreement dated as of __________, 2007 between Sparx Asia Funds and PFPC Inc.

Blue Sky Fees:

          $65 per permit, per year